Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-239989 on Form S-4 of our report dated March 9, 2020, relating to the financial statements of Aduro Biotech, Inc. (the “Company”) appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, California

August 24, 2020